DIRECTORS/TRUSTEES POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                      1933 Act       1940 Act
                                                    Reg. Number    Reg. Number

    AXP Fixed Income Series, Inc.                     2-51586        811-2503
    AXP California Tax-Exempt Trust                   33-5103        811-4646
    AXP Discovery Series, Inc.                        2-72174        811-3178
    AXP Equity Series, Inc.                           2-13188        811-772
    AXP High Yield Income Series, Inc.                2-86637        811-3848
    AXP Government Income Series, Inc.                2-96512        811-4260
    AXP Global Series, Inc.                           33-25824       811-5696
    AXP Growth Series, Inc.                           2-38355        811-2111
    AXP High Yield Tax-Exempt Series, Inc.            2-63552        811-2901
    AXP International Series, Inc.                    2-92309        811-4075
    AXP Investment Series, Inc.                       2-11328        811-54
    AXP Managed Series, Inc.                          2-93801        811-4133
    AXP Market Advantage Series, Inc.                 33-30770       811-5897
    AXP Money Market Series, Inc.                     2-54516        811-2591
    AXP Dimensions Series, Inc.                       2-28529        811-1629
    AXP Selected Series, Inc.                         2-93745        811-4132
    AXP Income Series, Inc.                           2-10700        811-499
    AXP Special Tax-Exempt Series Trust               33-5102        811-4647
    AXP Strategy Series, Inc.                         2-89288        811-3956
    AXP Tax-Exempt Series, Inc.                       2-57328        811-2686
    AXP Tax-Free Money Series, Inc.                   2-66868        811-3003
    AXP Sector Series, Inc.                           33-20872       811-5522
    AXP Partners Series, Inc.                         333-57852      811-10321
    AXP Partners International Series, Inc.           333-64010      811-10427
      RiverSource Short-Term Cash Fund, Inc.
      RiverSource Retirement Series Trust
    AXP Variable Portfolio-Partners Series, Inc       333-61346      811-10383
    AXP Variable Portfolio-Investment Series, Inc.    2-73115        811-3218
    AXP Variable Portfolio-Managed Series, Inc.       2-96367        811-4252
    AXP Variable Portfolio-Money Market Series, Inc.  2-72584        811-3190
    AXP Variable Portfolio-Income Series, Inc.        2-73113        811-3219
    AXP Variable Portfolio-Select Series, Inc.        333-113780     811-21534


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hereby constitutes and appoints Arne H. Carlson, any other member of the Boards who is not an interested person of the investment manager, and Leslie L. Ogg or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

* RiverSource will replace AXP in the name of each company upon filing with the Secretary of State.

         Dated the 12th day of April, 2006.


/s/  Arne H. Carlson                       /s/  Stephen R. Lewis, Jr.
----------------------------               ----------------------------
     Arne H. Carlson                            Stephen R. Lewis, Jr.

/s/  Kathleen A. Blatz                     /s/  Catherine James Paglia
----------------------------               ----------------------------
     Kathleen A. Blatz                          Catherine James Paglia

/s/  Patricia M. Flynn                     /s/  Vikki L. Pryor
----------------------------               ----------------------------
     Patricia M. Flynn                          Vikki L. Pryor

/s/  Anne P. Jones                         /s/  Alan K. Simpson
----------------------------               ----------------------------
     Anne P. Jones                              Alan K. Simpson

/s/  Jeffrey Laikind                       /s/  Alison Taunton-Rigby
----------------------------               ----------------------------
     Jeffrey Laikind                            Alison Taunton-Rigby

                                           /s/  William F. (Ted) Truscott
                                           ------------------------------
                                                William F. (Ted) Truscott